                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and related Prospectuses of our report dated April 20, 1998, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 1998:

    Registration
       Number                            Description                                          Filing Date
    -------------  ------------------------------------------------------------------   ----------------------

     333-32005      Form S-8 Registration Statement -- STERIS Corporation 1997 Stock      July 24, 1997
                    Option Plan
     333-06529      Form S-3 Registration Statement -- STERIS Corporation                 June 21, 1996
     333-01610      Post-effective Amendment to Form S-4 on Form S-8 -- STERIS            May 16, 1996
                    Corporation
     33-91444       Form S-8 Registration Statement -- STERIS Corporation 1994 Equity     April 24, 1995
                    Compensation Plan
     33-91442       Form S-8 Registration Statement -- STERIS Corporation 1994            April 24, 1995
                    Nonemployee Directors Equity Compensation Plan
     33-55976       Form S-8 Registration Statement -- STERIS Corporation 401(k)Plan      December 21, 1992
     33-55258       Form S-8 Registration Statement -- STERIS Corporation Amended and     December 4, 1992
                    Restated Non-Qualified Stock Option Plan


                                               Ernst & Young LLP

Cleveland, Ohio
May 26, 1998


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